Exhibit 99.1

Cerner Reports Third Quarter 2021 Results
Delivers Strong Results Across Key Metrics
GAAP Operating Margin and Diluted EPS Lower; Adjusted Operating Margin and Adjusted Diluted EPS Both
up Sharply vs. Year-Ago Quarter
Full-Year Guidance Increased

KANSAS CITY, Mo. - October 29, 2021 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2021 third quarter that ended September 30, 2021.

"Cerner's strong third quarter and year-to-date results reflect good execution by our leadership team and our talented colleagues around the globe," said David Feinberg, M.D., President and CEO. "In the month I have been here, I have been impressed by the dedication and talent at Cerner, and my view has been reinforced that Cerner is well positioned to play an important role in improving healthcare and the clinician and patient experience."

2021 Third Quarter Highlights
•Revenue of $1.468 billion, up 7% compared to $1.369 billion in the third quarter of 2020.
•GAAP operating margin of 15.3%, down from 30.1% in the year-ago quarter, which included $217 million of gains on the sale of businesses.
•Adjusted Operating Margin (non-GAAP) of 21.9%, up 150 basis points from 20.4% in year-ago quarter.
•GAAP diluted EPS of $0.59, down 49% compared to $1.16 in year-ago quarter.
•Adjusted Diluted EPS (non-GAAP) of $0.86 up 19% compared to $0.72 in year-ago quarter.
•GAAP cash flow from operating activities of $435 million, up 14% compared to $382 million in year-ago quarter.
•Free Cash Flow (non-GAAP) of $312 million, up 32% compared to $237 million in the year-ago quarter.

"During the third quarter, we delivered solid revenue growth, expanded Adjusted Operating Margin (non-GAAP) by 150 basis points and increased Adjusted Diluted EPS (non-GAAP) by nearly 20%," said Mark Erceg, Executive Vice President and Chief Financial Officer. "The organizational transformation and productivity measures implemented earlier this year and additional on-going product focus and cost control initiatives are strengthening our business. A clear focus on cash generation is also having a positive impact as evidenced by a 32% increase in Free Cash Flow (non-GAAP) for the quarter. The increase in Free Cash Flow (non-GAAP) and our strong balance sheet allowed us to repurchase $375 million of shares during the quarter, which brings our year-to-date purchases to $1.1 billion."

Future Period Guidance
Cerner currently expects:
•Fourth quarter 2021 revenue to grow upper-mid-single digits compared to fourth quarter of 2020. This would bring full-year revenue growth to approximately 5%, consistent with prior guidance for mid-single-digit growth.
•Fourth quarter 2021 Adjusted Diluted EPS growth of 10% to 13% over the fourth quarter of 2020. The high end of this range would bring full-year Adjusted Diluted EPS to $3.30, which compares to prior guidance of approximately $3.25.
•Full year 2021 Free Cash Flow (non-GAAP) of more than $950 million, compared to prior guidance of approximately $900 million.
•Total 2021 share repurchases of up to $1.5 billion.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on the Company's results and outlook at 8:00 a.m. CT on October 29, 2021. On the call, Cerner will discuss its results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678) 509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration.

An audio webcast will be available live and archived on the Investor Relations page of Cerner's website at investors.cerner.com (click News & Events, then Events & Presentations).

Information on Non-GAAP Measures and Non-GAAP Guidance
Adjusted Operating Margin, Adjusted Diluted EPS and Free Cash Flow are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP operating margin, GAAP diluted earnings per share, or GAAP cash flows from operating activities, respectively, as measures of Cerner's performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results," where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results." Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this future period non-GAAP guidance to the most comparable GAAP measures.

The future period guidance provided in this release reflects the Company's current view that the largest impact from the COVID-19 pandemic has already occurred. While the Company expects project and sales activity to continue improving, the COVID-19 pandemic could still cause unexpected impacts on future results. Therefore, the Company's forward-looking statements are subject to a higher-than-normal amount of risk.

About Cerner
Cerner's health technologies connect people and information systems at thousands of contracted provider facilities worldwide dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers a connected clinical and financial ecosystem to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, Cerner Perspectives, connect on Facebook, Instagram, LinkedIn, Twitter or join the discussion on Cerner's podcast Perspectives on Health & Tech. Nasdaq: CERN. Healthcare is too important to stay the same.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Stephanie Greenwood, (816) 201-2137, Stephanie.Greenwood@cerner.com
Cerner's Internet Home Page: www.cerner.com

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "outlook", "guidance", "expects", "approximately", "would", "expectations", "future", "believe", "positioned", "plan", "growth", "think", "will", "opportunity", "goal", "anticipate" or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include statements regarding future period guidance and our share repurchase plans. Factors that could cause or contribute to such differences include, but are not limited to the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition, future bookings and results of operations; the possibility of interruption at our data centers or client support facilities, or those of third parties with whom we have contracted (such as public cloud providers), that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security or the IT security of third parties on which we rely; potential claims for system errors and warranties or significant costs and reputational harm related to product and service-related liabilities; material adverse resolution of legal proceedings or other claims or reputational harm stemming from negative publicity related to such claims or legal proceedings; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; significant competition and our ability to anticipate or respond quickly to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; risks inherent with business acquisitions, strategic investments, collaborations and the failure to achieve projected synergies, or divestitures; managing growth in the new markets in which we offer solutions, healthcare devices or services; long sales cycles for our solutions and services; risks related to our dependence on strategic relationships and third party suppliers, including any impact to such supplier's business resulting from the COVID-19 pandemic; risks associated with the loss or recruitment and retention of key personnel, or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; inability to achieve expected operating efficiencies and sustain or improve operating expense reductions or business disruptions or adverse tax consequences associated with restructuring, realignment and costs reduction activities; changing political, economic and regulatory influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; non-compliance with laws, regulations or certain industry initiatives or failure to deliver solutions or services that enable our clients to comply with laws or regulations applicable to their businesses; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes, and defending against bid protests; volatility and disruption resulting from global economic or market conditions, including the impact from the COVID-19 pandemic; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; risk that our capital allocation strategy will not be fully implemented or enhance long-term shareholder value; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; the potential for losses resulting from asset impairment charges; potential variations in our sales forecasts compared to actual sales; risks that our revenue growth may be lower than anticipated and/or that the mix of revenue shifts to low margin revenue; variations in our quarterly operating results; and risks associated with fluctuations in foreign currency exchange rates. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 30, 2021 and September 30, 2020
(unaudited)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2021	2020	2021	2020

Revenues	$1,467,976	$1,368,673	$4,312,509	$4,110,763
Costs of revenue	251,111	231,889	743,092	698,268

Margin	1,216,865	1,136,784	3,569,417	3,412,495

Operating expenses
Sales and client service	651,010	625,402	2,004,263	1,907,138
Software development	202,663	186,826	636,590	551,101
General and administrative	121,395	116,816	390,067	391,000
Amortization of acquisition-related intangibles	16,874	12,789	45,956	43,031
Total operating expenses	991,942	941,833	3,076,876	2,892,270

Gain on sale of businesses	—	216,869	—	216,869

Operating earnings	224,923	411,820	492,541	737,094

Other income (loss), net	(5,070)	48,020	(5,542)	78,247

Earnings before income taxes	219,853	459,840	486,999	815,341
Income taxes	(44,058)	(103,164)	(106,245)	(176,758)

Net earnings	$175,795	$356,676	$380,754	$638,583

Basic earnings per share	$0.59	$1.17	$1.27	$2.08

Basic weighted average shares outstanding	296,202	305,759	300,526	306,759

Diluted earnings per share	$0.59	$1.16	$1.25	$2.07

Diluted weighted average shares outstanding	298,714	308,366	303,423	309,124

Note 1: Our revenues by business model for the three and nine months ended September 30, 2021 and September 30, 2020 were as follows:

(In thousands)	Three Months Ended		Nine Months Ended
	2021	2020	2021	2020

Licensed software	$199,179	$171,694	$535,956	$481,888
Technology resale	37,584	47,113	140,116	140,717
Subscriptions	91,771	93,407	290,020	279,844
Professional services	551,748	479,895	1,583,248	1,452,323
Managed services	323,132	311,844	961,285	928,356
Support and maintenance	257,025	259,978	780,024	807,695
Reimbursed travel	7,537	4,742	21,860	19,940

Total revenues	$1,467,976	$1,368,673	$4,312,509	$4,110,763

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three and nine months ended September 30, 2021 and September 30, 2020
(unaudited)

ADJUSTED OPERATING EXPENSES

(In thousands)	Three Months Ended		Nine Months Ended
	2021	2020	2021	2020

Operating expenses (GAAP)	$991,942	$941,833	$3,076,876	$2,892,270

Share-based compensation expense	(55,666)	(38,137)	(157,592)	(111,724)
Acquisition-related amortization	(16,874)	(12,789)	(45,956)	(43,031)
Organizational restructuring and other expense	(23,472)	(31,798)	(219,538)	(118,531)
COVID-19 related expense	(454)	(1,069)	(3,103)	(4,212)

Adjusted Operating Expenses (non-GAAP)	$895,476	$858,040	$2,650,687	$2,614,772

ADJUSTED OPERATING EARNINGS AND ADJUSTED OPERATING MARGIN

(In thousands)	Three Months Ended		Nine Months Ended
	2021	2020	2021	2020

Operating earnings (GAAP)	$224,923	$411,820	$492,541	$737,094

Share-based compensation expense	55,666	38,137	157,592	111,724
Acquisition-related amortization	16,874	12,789	45,956	43,031
Organizational restructuring and other expense	23,472	31,798	219,538	118,531
COVID-19 related expense	454	1,069	3,103	4,212
Gain on sale of businesses	—	(216,869)	—	(216,869)

Adjusted Operating Earnings (non-GAAP)	$321,389	$278,744	$918,730	$797,723

Operating Margin (GAAP)	15.32%	30.09%	11.42%	17.93%

Adjusted Operating Margin (non-GAAP)	21.89%	20.37%	21.30%	19.41%

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2021	2020	2021	2020

Net earnings (GAAP)	$175,795	$356,676	$380,754	$638,583

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	55,666	38,137	157,592	111,724
Acquisition-related amortization	16,874	12,789	45,956	43,031
Organizational restructuring and other expense	23,472	31,798	219,538	118,531
COVID-19 related expense	454	1,069	3,103	4,212
Investment gains	—	(49,424)	—	(75,834)
Gain on sale of businesses	—	(216,869)	—	(216,869)

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(19,331)	46,305	(83,499)	13,502
Share-based compensation permanent tax items	3,260	1,517	4,112	(2,524)
Valuation allowance on deferred tax assets	—	—	6,153	3,318

Adjusted Net Earnings (non-GAAP)	$256,190	$221,998	$733,709	$637,674

Diluted weighted average shares outstanding	298,714	308,366	303,423	309,124

Diluted earnings per share (GAAP)	$0.59	$1.16	$1.25	$2.07

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.86	$0.72	$2.42	$2.06

FREE CASH FLOW

(In thousands)	Three Months Ended		Nine Months Ended
	2021	2020	2021	2020

Cash flows from operating activities (GAAP)	$434,821	$381,949	$1,254,390	$924,045
Capital purchases	(47,532)	(71,757)	(246,813)	(238,053)
Capitalized software development costs	(75,569)	(73,317)	(242,677)	(224,710)
Free Cash Flow (non-GAAP)	$311,720	$236,875	$764,900	$461,282

Cash flows from investing activities (GAAP)	$205,259	$(211,779)	$(705,560)	$(596,825)

Cash flows from financing activities (GAAP)	$(417,699)	$(22,958)	$(693,077)	$(345,527)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Expenses, Adjusted Operating Earnings, Adjusted Operating Margin, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business, and for management compensation purposes.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Expenses - Consists of GAAP operating expenses adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, and (iv) COVID-19 related expense.

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, and (v) gain on sales of businesses.

Adjusted Operating Margin - Consists of Adjusted Operating Earnings, as defined above, divided by revenues, in the applicable period; the result presented as a percentage.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, (v) investment gains, (vi) gain on sale of businesses, (vii) the income tax effect of the aforementioned items, (viii) share-based compensation permanent tax items, and (ix) valuation allowance on deferred tax assets.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of GAAP cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations above are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Nine Months Ended
	2021	2020	2021	2020

Sales and client service	$23,040	$20,556	$70,262	$55,537
Software development	5,538	5,460	18,118	15,242
General and administrative	27,088	12,121	69,212	40,945
Total share-based compensation expense	$55,666	$38,137	$157,592	$111,724

Acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisitions of the Health Services business in February 2015, AbleVets in October 2019, and all subsequent acquisitions. We exclude acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Organizational restructuring and other expense - Consists of certain charges incurred in connection with our operational improvement initiatives. Expenses in connection with these efforts may include, but are not limited to, consultant and other professional services fees, employee separation costs, contract termination costs, asset impairment charges, and other such related expenses. We exclude organizational restructuring and other expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Organizational restructuring and other expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Nine Months Ended
	2021	2020	2021	2020

Sales and client service	$—	$—	$75,191	$933
Software development	2,143	—	47,309	—
General and administrative	21,329	31,798	97,038	117,598
Total organizational restructuring and other expense	$23,472	$31,798	$219,538	$118,531

Sales and client service includes a $68.159 million pre-tax charge in the second quarter of 2021 to reduce the carrying amount of certain held for sale real estate assets to fair value, less estimated costs to sell. Software development includes pre-tax charges in the second and third quarters of 2021 of $45.166 million and $1.928 million, respectively, to reduce the carrying amount of certain capitalized software development costs to estimated net realizable value.

COVID-19 related expense - Consists of certain charges incurred that we can clearly and objectively attribute to the impact of the ongoing Coronavirus disease pandemic ("COVID-19"). These charges include expenses incurred related to trade shows for which we withdrew our participation and expenses associated with incremental cleaning and sanitation efforts for facility space that may have been exposed to the virus. We exclude COVID-19 related expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. COVID-19 related expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Nine Months Ended
	2021	2020	2021	2020

Sales and client service	$323	$444	$1,320	$2,919
Software development	(5)	70	268	70
General and administrative	136	555	1,515	1,223
Total COVID-19 related expense	$454	$1,069	$3,103	$4,212

Investment gains - Consists primarily of gains recognized upon the disposition of equity investments, which were accounted for in accordance with Accounting Standards Codification Topic 321, Investments-Equity Securities. We have excluded these gains as we believe the amount of such gains do not directly correlate to the underlying performance of our business operations in the periods they were recorded. Such gains are included in our Condensed Consolidated Statements of Operations in the caption "Other income (loss), net."

Gain on sale of businesses - Consists of gains recognized upon the disposition of certain of our business operations, primarily conducted in Germany and Spain, in July 2020 and certain of our commercial revenue cycle outsourcing business operations in August 2020. We have excluded these gains as we believe the amount of such gains do not directly correlate to the underlying performance of our business operations in the periods they were recorded. Such gains are included in our Condensed Consolidated Statements of Operations in the caption "Gain on sale of businesses."

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period, adjusted for the impact of valuation allowances on deferred tax assets of $6.153 million and $3.318 million recorded in the second quarter of 2021 and first quarter of 2020, respectively, as describe below; and the impact of $53.351 million of taxes recognized in the third quarter of 2020 on the gain on sale of businesses described above, is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options and the vesting of restricted share and share unit awards. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

Valuation allowance on deferred tax assets - Consists of a valuation allowance recorded against certain deferred tax assets where certain strategic decisions associated with our operational improvement initiatives have made it more likely than not that such deferred tax assets will not be realized. We have excluded this charge as we believe the amount of such expense does not directly correlate to the underlying performance of our business operations in the period recorded. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2021 and December 31, 2020
(unaudited)

(In thousands)	2021	2020

Assets
Current assets:
Cash and cash equivalents	$459,540	$615,615
Short-term investments	322,634	442,473
Receivables, net	1,219,849	1,168,712
Inventory	25,389	23,027
Prepaid expenses and other	412,744	401,160

Total current assets	2,440,156	2,650,987

Property and equipment, net	1,717,630	1,804,083
Right-of-use assets	89,619	104,536
Software development costs, net	1,008,440	1,009,349
Goodwill	1,126,843	914,520
Intangible assets, net	476,067	329,249
Long-term investments	488,454	510,220
Other assets	195,951	198,152

Total assets	$7,543,160	$7,521,096

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$311,196	$235,755
Current installments of long-term debt	225,000	—
Deferred revenue	438,063	393,293
Accrued payroll and tax withholdings	344,879	309,814
Other current liabilities	232,187	229,764

Total current liabilities	1,551,325	1,168,626

Long-term debt	1,611,205	1,336,069
Deferred income taxes	389,843	376,035
Other liabilities	150,884	157,799

Total liabilities	3,703,257	3,038,529

Shareholders' Equity:
Common stock	3,785	3,732
Additional paid-in capital	2,598,853	2,288,806
Retained earnings	6,656,679	6,475,551
Treasury stock	(5,289,718)	(4,164,718)
Accumulated other comprehensive loss, net	(129,696)	(120,804)

Total shareholders' equity	3,839,903	4,482,567

Total liabilities and shareholders' equity	$7,543,160	$7,521,096

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and nine months ended September 30, 2021 and September 30, 2020
(unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	2021	2020	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$175,795	$356,676	$380,754	$638,583
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	181,249	175,046	535,816	518,987
Share-based compensation expense	55,274	37,920	157,165	110,500
Provision for deferred income taxes	350	8,670	3,582	21,554
Gain on sale of businesses	—	(216,869)	—	(216,869)
Investment gains	—	(49,424)	—	(75,834)
Asset impairments	1,927	—	117,739	—
Changes in assets and liabilities (net of businesses acquired):
Receivables, net	7,803	(30,269)	(33,948)	(78,695)
Inventory	(5,228)	2,697	(2,360)	8,206
Prepaid expenses and other	(12,005)	(233)	(2,091)	(36,664)
Accounts payable	(26,621)	(29,097)	27,467	(60,808)
Accrued income taxes	1,515	6,647	13,100	33,005
Deferred revenue	11,729	34,066	11,053	(32,071)
Other accrued liabilities	43,033	86,119	46,113	94,151

Net cash provided by operating activities	434,821	381,949	1,254,390	924,045

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(47,532)	(71,757)	(246,813)	(238,053)
Capitalized software development costs	(75,569)	(73,317)	(242,677)	(224,710)
Purchases of investments	(48,704)	(419,421)	(607,390)	(511,378)
Sales and maturities of investments	373,191	132,287	753,347	213,309
Purchase of other intangibles	(7,166)	(9,042)	(23,197)	(29,698)
Acquisition of businesses, net of cash acquired	1,690	—	(348,179)	(35,766)
Sale of businesses	—	229,471	—	229,471
Disposition of assets held for sale	9,349	—	9,349	—

Net cash provided by (used) in investing activities	205,259	(211,779)	(705,560)	(596,825)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt issuance	—	—	500,000	300,000
Repayment of long-term debt	—	(2,500)	—	(2,500)
Proceeds from exercise of stock options	59,677	45,772	214,577	202,680
Payments to taxing authorities in connection with shares directly withheld from associates	(25,813)	(8,406)	(62,159)	(22,623)
Treasury stock purchases	(375,000)	—	(1,125,000)	(650,000)
Dividends paid	(66,794)	(55,176)	(202,054)	(166,277)
Other	(9,769)	(2,648)	(18,441)	(6,807)

Net cash used in financing activities	(417,699)	(22,958)	(693,077)	(345,527)

Effect of exchange rate changes on cash and cash equivalents	(9,245)	2,047	(11,828)	(4,382)

Net increase (decrease) in cash and cash equivalents	213,136	149,259	(156,075)	(22,689)
Cash and cash equivalents at beginning of period	246,404	269,895	615,615	441,843

Cash and cash equivalents at end of period	$459,540	$419,154	$459,540	$419,154